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                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Questar Pipeline Company for the registration of $175,000,000 medium-term notes and to the incorporation by reference therein of our report dated February 9, 1998, with respect to the financial statements of Questar Pipeline Company included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


August 13, 1998